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                                                                    Exhibit 23.7

The Board of Directors
American Tower Corporation

We consent to the incorporation by reference in the registration statement
(No. 333-72927) on Form S-8 of American Tower Corporation of our report dated January 23, 1998, related to the consolidated financial statements of American Tower Corporation and subsidiaries (old ATC) as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, which report appears in the Form 8-K of American Tower Corporation dated September 17, 1999.


Houston, Texas                             /s/ KPMG LLP
September 16, 1999